                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY



================================================================================



                           Southern Foods Group, L.P.
                            SFG Capital Corporation

                   9 7/8% Senior Subordinated Notes due 2007




                          -------------------------


                                   INDENTURE



                         Dated as of September 4, 1997


                          -------------------------


                   Texas Commerce Bank National Association,

                                    Trustee


================================================================================

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
                                  ARTICLE 1

                  Definitions and Incorporation by Reference
SECTION 1.01.   Definitions . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.   Other Definitions . . . . . . . . . . . . . . . . . . . .   32
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act . . . .
                                                                            33
SECTION 1.04.   Rules of Construction . . . . . . . . . . . . . . . . . .   33


                                  ARTICLE 2

                                The Securities

SECTION 2.01.   Form and Dating . . . . . . . . . . . . . . . . . . . . .   34
SECTION 2.02.   Execution and Authentication  . . . . . . . . . . . . . .   36
SECTION 2.03.   Registrar and Paying Agent  . . . . . . . . . . . . . . .   37
SECTION 2.04.   Paying Agent to Hold Money in Trust . . . . . . . . . . .   38
SECTION 2.05.   Securityholder Lists  . . . . . . . . . . . . . . . . . .   38
SECTION 2.06.   Transfer and Exchange . . . . . . . . . . . . . . . . . .   39
SECTION 2.07.   Replacement Securities  . . . . . . . . . . . . . . . . .   40
SECTION 2.08.   Outstanding Securities  . . . . . . . . . . . . . . . . .   40
SECTION 2.09.   Temporary Securities  . . . . . . . . . . . . . . . . . .   41
SECTION 2.10.   Cancelation . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 2.11.   Defaulted Interest  . . . . . . . . . . . . . . . . . . .   42
SECTION 2.12.   CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 2.13.   Book Entry Provisions for U.S. Global
                  Securities  . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 2.14.   Special Transfer Provisions . . . . . . . . . . . . . . .   44


                                  ARTICLE 3

                                  Redemption

SECTION 3.01.   Notices to Trustee  . . . . . . . . . . . . . . . . . . .   50
SECTION 3.02.   Selection of Securities
                  To Be Redeemed  . . . . . . . . . . . . . . . . . . . .   50
SECTION 3.03.   Notice of Redemption  . . . . . . . . . . . . . . . . . .   51
SECTION 3.04.   Effect of Notice of Redemption  . . . . . . . . . . . . .   52
SECTION 3.05.   Deposit of Redemption Price . . . . . . . . . . . . . . .   52
SECTION 3.06.   Securities Redeemed in Part . . . . . . . . . . . . . . .   52
SECTION 3.07.   Optional Redemption . . . . . . . . . . . . . . . . . . .   52
SECTION 3.08.   No Sinking Fund . . . . . . . . . . . . . . . . . . . . .   53


                                  ARTICLE 4

                                  Covenants

SECTION 4.01.   Payment of Securities . . . . . . . . . . . . . . . . . .   53
SECTION 4.02.   SEC Reports . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 4.03.   Limitation on Indebtedness  . . . . . . . . . . . . . . .   55
SECTION 4.04.   Limitation on Restricted Payments . . . . . . . . . . . .   58
SECTION 4.05.   Limitation on Restrictions on Distributions from
                   Restricted Subsidiaries  . . . . . . . . . . . . . . .   62
SECTION 4.06.   Limitation on Sales of Assets and Subsidiary Equity
                   Interests  . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 4.07.   Limitation on Transactions with Affiliates  . . . . . . .   67
SECTION 4.08.   Change of Control . . . . . . . . . . . . . . . . . . . .   69
SECTION 4.09.   Compliance Certificate  . . . . . . . . . . . . . . . . .   70
SECTION 4.10.   Further Instruments and Acts  . . . . . . . . . . . . . .   70
SECTION 4.11.   Limitation on Liens . . . . . . . . . . . . . . . . . . .   71
SECTION 4.12.   Future Note Guarantors  . . . . . . . . . . . . . . . . .   71
SECTION 4.13.   Limitation on Lines of Business . . . . . . . . . . . . .   71
SECTION 4.14.   Limitation on Sale/Leaseback Transactions . . . . . . . .
                                                                            71
SECTION 4.15.   Limitation on the Sale or Issuance of Equity Interests
                   of Restricted Subsidiaries . . . . . . . . . . . . . .   72
SECTION 4.16.   Limitation on Business Activities of SFG
                   Capital. . . . . . . . . . . . . . . . . . . . . . . .   72


                                  ARTICLE 5

                             Successor to Issuers

SECTION 5.01.   When Issuers May Merge or Transfer Assets . . . . . . . .   72


                                  ARTICLE 6

                            Defaults and Remedies

SECTION 6.01.   Events of Default . . . . . . . . . . . . . . . . . . . .   74
SECTION 6.02.   Acceleration  . . . . . . . . . . . . . . . . . . . . . .   76
SECTION 6.03.   Other Remedies  . . . . . . . . . . . . . . . . . . . . .   77
SECTION 6.04.   Waiver of Past Defaults . . . . . . . . . . . . . . . . .   77
SECTION 6.05.   Control by Majority . . . . . . . . . . . . . . . . . . .   77

SECTION 6.06.   Limitation on Suits . . . . . . . . . . . . . . . . . . .   78
SECTION 6.07.   Rights of Holders to Receive Payment  . . . . . . . . . .   78
SECTION 6.08.   Collection Suit by Trustee  . . . . . . . . . . . . . . .   78
SECTION 6.09.   Trustee May File Proofs of Claim  . . . . . . . . . . . .   79
SECTION 6.10.   Priorities  . . . . . . . . . . . . . . . . . . . . . . .   79
SECTION 6.11.   Undertaking for Costs . . . . . . . . . . . . . . . . . .   80
SECTION 6.12.   Waiver of Stay or Extension Laws  . . . . . . . . . . . .   80


                                  ARTICLE 7

                                   Trustee

SECTION 7.01.   Duties of Trustee . . . . . . . . . . . . . . . . . . . .   80
SECTION 7.02.   Rights of Trustee . . . . . . . . . . . . . . . . . . . .   82
SECTION 7.03.   Individual Rights of Trustee  . . . . . . . . . . . . . .   83
SECTION 7.04.   Trustee's Disclaimer  . . . . . . . . . . . . . . . . . .   83
SECTION 7.05.   Notice of Defaults  . . . . . . . . . . . . . . . . . . .   83
SECTION 7.06.   Reports by Trustee to Holders . . . . . . . . . . . . . .   84
SECTION 7.07.   Compensation and Indemnity  . . . . . . . . . . . . . . .   84
SECTION 7.08.   Replacement of Trustee  . . . . . . . . . . . . . . . . .   85
SECTION 7.09.   Successor Trustee by Merger . . . . . . . . . . . . . . .   86
SECTION 7.10.   Eligibility; Disqualification . . . . . . . . . . . . . .   87
SECTION 7.11.   Preferential Collection of Claims Against Issuers . . . .   87


                                  ARTICLE 8

                      Discharge of Indenture; Defeasance

SECTION 8.01.   Discharge of Liability on Securities; Defeasance  . . . .   87
SECTION 8.02.   Conditions to Defeasance  . . . . . . . . . . . . . . . .   89
SECTION 8.03.   Application of Trust Money  . . . . . . . . . . . . . . .   90
SECTION 8.04.   Repayment to Issuers  . . . . . . . . . . . . . . . . . .   90
SECTION 8.05.   Indemnity for Government Obligations  . . . . . . . . . .   90
SECTION 8.06.   Reinstatement . . . . . . . . . . . . . . . . . . . . . .   91


                                  ARTICLE 9

                                  Amendment

SECTION 9.01.   Without Consent of Holders  . . . . . . . . . . . . . . .   91
SECTION 9.02.   With Consent of Holders . . . . . . . . . . . . . . . . .   92
SECTION 9.03.   Compliance with Trust Indenture Act . . . . . . . . . . .   94
SECTION 9.04.   Revocation and Effect of Consents and Waivers . . . . . .
SECTION 9.05.   Notation on or Exchange
                   of Securities. . . . . . . . . . . . . . . . . . . . .   94

SECTION 9.06.   Trustee to Sign Amendments  . . . . . . . . . . . . . . .   95
SECTION 9.07.   Payment for Consent . . . . . . . . . . . . . . . . . . .   95


                                  ARTICLE 10

                                Subordination

SECTION 10.01.  Agreement To Subordinate  . . . . . . . . . . . . . . . .   95
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy  . . . . . . . . . .   96
SECTION 10.03.  Default on Senior Indebtedness  . . . . . . . . . . . . .   96
SECTION 10.04.  Acceleration of Payment of Securities . . . . . . . . . .   97
SECTION 10.05.  When Distribution Must Be Paid Over . . . . . . . . . . .   98
SECTION 10.06.  Subrogation . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 10.07.  Relative Rights . . . . . . . . . . . . . . . . . . . . .   98
SECTION 10.08.  Subordination May Not Be Impaired by Issuers  . . . . . .   98
SECTION 10.09.  Rights of Trustee and Paying Agent  . . . . . . . . . . .   98
SECTION 10.10.  Distribution or Notice to Representative  . . . . . . . .   99
SECTION 10.11.  Article 10 Not To Prevent Events of Default or
                   Limit Right To Accelerate    . . . . . . . . . . . . .   99
SECTION 10.12.  Trust Moneys Not Subordinated . . . . . . . . . . . . . .   99
SECTION 10.13.  Trustee Entitled To Rely  . . . . . . . . . . . . . . . .  100
SECTION 10.14.  Trustee to Effectuate Subordination . . . . . . . . . . .  100
SECTION 10.15.  Trustee Not Fiduciary for Holders of
                   Senior Indebtedness. . . . . . . . . . . . . . . . . .  101
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions   . . . . . . . . . . . . . .  101
SECTION 10.17.  Trustee's Compensation Not Prejudiced . . . . . . . . . .  101


                                  ARTICLE 11

                                Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls  . . . . . . . . . . . . . .  101
SECTION 11.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  102
SECTION 11.03.  Communication by Holders with Other Holders . . . . . . .  102
SECTION 11.04.  Certificate of Opinion as to Conditions Precedent . . . .  102
SECTION 11.05.  Statements Required in Certificate or Opinion . . . . . .  103
SECTION 11.06.  When Securities Disregarded . . . . . . . . . . . . . . .  103
SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar  . . . . . .  104
SECTION 11.08.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . .  104

SECTION 11.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 11.10.  No Recourse Against Others  . . . . . . . . . . . . . . .  104
SECTION 11.11.  Successors  . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 11.12.  Multiple Originals  . . . . . . . . . . . . . . . . . . .  104
SECTION 11.13.  Table of Contents; Headings . . . . . . . . . . . . . . .  105
SECTION 11.14.  Separability  . . . . . . . . . . . . . . . . . . . . . .  105


Exhibit A - Form of Initial Security
Exhibit B - Form of Exchange Security
Exhibit C - Form of Note Guarantee
Exhibit D - Form of Certificate to be delivered in
            Connection with Transfers pursuant to Rule 144A
Exhibit E - Form of Certificate to be delivered in
            Connection with Transfers pursuant to
            Regulation S
Exhibit F - Form of Transferee Letter of Representation
Exhibit G - Form of Certificate to be delivered upon
            Termination of Restricted Period

                            CROSS-REFERENCE TABLE


  TIA                                                       Indenture
Section                                                      Section
-------                                                     ---------
310(a)(1)     . . . . . . . . . . . . . . . . . . . . .       7.10
   (a)(2)     . . . . . . . . . . . . . . . . . . . . .       7.10
   (a)(3)     . . . . . . . . . . . . . . . . . . . . .       N.A.
   (a)(4)     . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)        . . . . . . . . . . . . . . . . . . . . .       7.08; 7.10
   (c)        . . . . . . . . . . . . . . . . . . . . .       N.A.
311(a)        . . . . . . . . . . . . . . . . . . . . .       7.11
   (b)        . . . . . . . . . . . . . . . . . . . . .       7.11
   (c)        . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)        . . . . . . . . . . . . . . . . . . . . .       2.05
   (b)        . . . . . . . . . . . . . . . . . . . . .       11.03
   (c)        . . . . . . . . . . . . . . . . . . . . .       11.03
313(a)        . . . . . . . . . . . . . . . . . . . . .       7.06
   (b)(1)     . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)(2)     . . . . . . . . . . . . . . . . . . . . .       7.06
   (c)        . . . . . . . . . . . . . . . . . . . . .       11.02
   (d)        . . . . . . . . . . . . . . . . . . . . .       7.06
314(a)        . . . . . . . . . . . . . . . . . . . . .       4.02; 4.12; 11.02
   (b)        . . . . . . . . . . . . . . . . . . . . .       N.A.
   (c)(1)     . . . . . . . . . . . . . . . . . . . . .       11.04
   (c)(2)     . . . . . . . . . . . . . . . . . . . . .       11.04
   (c)(3)     . . . . . . . . . . . . . . . . . . . . .       N.A.
   (d)        . . . . . . . . . . . . . . . . . . . . .       N.A.
   (e)        . . . . . . . . . . . . . . . . . . . . .       11.05
   (f)        . . . . . . . . . . . . . . . . . . . . .       4.12
315(a)        . . . . . . . . . . . . . . . . . . . . .       7.01
   (b)        . . . . . . . . . . . . . . . . . . . . .       7.05; 11.02
   (c)        . . . . . . . . . . . . . . . . . . . . .       7.01
   (d)        . . . . . . . . . . . . . . . . . . . . .       7.01
   (e)        . . . . . . . . . . . . . . . . . . . . .       6.11
316(a)(last
sentence)     . . . . . . . . . . . . . . . . . . . . .       11.06
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . .       6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . .       6.04
   (a)(2)     . . . . . . . . . . . . . . . . . . . . .       N.A.
   (b)        . . . . . . . . . . . . . . . . . . . . .       6.07
317(a)(1)     . . . . . . . . . . . . . . . . . . . . .       6.08
   (a)(2)     . . . . . . . . . . . . . . . . . . . . .       6.09
   (b)        . . . . . . . . . . . . . . . . . . . . .       2.04
318(a)        . . . . . . . . . . . . . . . . . . . . .       11.01


N.A. means Not Applicable.

---------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                  INDENTURE dated as of September 4, 1997,
                          among SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership, and SFG Capital CORPORATION, a Delaware corporation, as issuers, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a nation banking association, as trustee.

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuers' 9 7/8% Senior Subordinated Notes due 2007 (the "Initial Securities") and, if and when issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Issuers' 9 7/8% Senior Subordinated Series A Notes due 2007(the "Exchange Securities", and together with the Initial Notes, the "Securities").


                                   ARTICLE 1

                   Definitions and Incorporation by Reference


                 SECTION 1.01.  Definitions.

                 "Acquisition Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary Incurred in connection with the acquisition of (i) all or substantially all of the assets or operations of a dairy processing facility or all or substantially all of the assets or operations of a Person primarily engaged in the distribution of milk or other dairy related products,
(ii) all or substantially all of the outstanding Equity Interests of a Person engaged primarily in the distribution or processing of milk or other dairy related products and (iii) trademarks of milk or other dairy related products.

                 "Additional Assets" means (i) any property or assets (other than Indebtedness and Equity Interests) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or (iii) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such

Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

                 "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" of the Company shall also mean any owner of shares representing 10% or more of the total voting power of the Voting Equity Interests of the General Partner (as long as the Company remains a limited partnership) or the Company or of rights or warrants to purchase such Voting Equity Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such owner pursuant to the first sentence hereof.

                 "Asset Disposition" means any sale, lease, transfer or other disposition of Equity Interests of a Restricted Subsidiary (other than directors' qualifying Equity Interests), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) any disposition in the ordinary course of business of obsolete and worn out equipment or equipment that is no longer used or useful in the conduct of the business of the Company or any Restricted Subsidiary, (iv) any dispositions or series of related dispositions for a consideration valued in the good faith judgment of the Company at less than $1,000,000, (v) transactions permitted by Section 5.01,
(vi) for purposes of Section 4.06 only, a disposition subject to Section 4.04 and (vii) any asset swap or other exchange of a dairy processing facility for another dairy processing facility with any Person who is not an Affiliate of the Company; provided that third party appraisals of all material properties to be exchanged are received by the

Company in connection with such exchange and the terms of such exchange are no less favorable to the Company than those indicated by such appraisals.

                 "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Equity Interest, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Equity Interest multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either of the Issuers whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                 "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or the State of Texas are authorized or required by law to close.

                 "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                 "Change of Control" means the occurrence of any of the following events:

                 (i) the sale, lease, exchange or transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, to any Person other than a Permitted Holder;

                 (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or SFG Capital;

                 (iii) the Permitted Holders fail to own in the aggregate, directly or indirectly, at least 50% of each class of Voting Equity Interests in the Company or, for as long as the Company remains a limited partnership, the General Partner; or

                 (iv) the Company fails to own, of record and beneficially, 100% of the Equity Interests of SFG Capital.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Company" means Southern Foods Group, L.P., a Delaware limited partnership, until a successor replaces it and, thereafter, means the successor.

                 "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced) Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), and increased by the interest income attributable to the assets which are the subject of such Asset Disposition for such period, (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                 "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such Guarantee, (vii) net costs associated with Hedging Obligations (including amortization of fees),
(viii) Preferred Equity Interests distributions or dividends, other than payment-in-kind distributions, in respect of all Preferred Equity Interests of the Company and its Subsidiaries and Disqualified Interests of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee participation plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and less, (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs related to the Transactions and (b) interest income.

                 "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                 (i) any net income (loss) of any Person if such Person is not a Subsidiary of the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary of the Company as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary of the Company, to the limitations contained in clause
         (iii) below) and (B) the Company's equity in a net loss of any such Person for such period but only to the extent of the aggregate Investment of the Company and any Restricted Subsidiary in such Person shall be included in determining such Consolidated Net Income;

                 (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                 (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such

         Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period, but only to the extent of the Investment of the Company and its Restricted Subsidiaries in such Person, shall be included in determining such Consolidated Net Income;

                 (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interest of any Person;

                 (v) any extraordinary gain or loss;

                 (vi) exchange or translation gains or losses on foreign currencies; and

                 (vii) the cumulative effect of a change in accounting principles.

                 "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available, as (i) the par or stated amount of all outstanding Equity Interests of the Company plus (ii) paid-in capital or capital surplus relating to such Equity Interests plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and less (B) any amounts attributable to Disqualified Interests.

                 "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied. The term "Consolidated" has a correlative meaning.

                 "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Issuers.

                 "Credit Agreement" means the credit agreement dated as of September 4, 1997, among the Company, Mid-Am, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto from time to time, as amended, waived or otherwise modified from time to time (except to the extent that any such amendment, waiver or other modification thereto would, on the date of such amendment, waiver or modification, be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding), including any such amendments or modifications (or any other credit agreement or credit agreements) that replace, refund or refinance, in whole or in part, any of the commitments or loans thereunder.

                 "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Securities Legend thereof.

                 "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

                 "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $50,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                 "Disqualified Interest" means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security or other interest into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Interests (excluding Equity Interests which are convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 91 days after the Stated Maturity of the Securities; provided, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Interests.

                 "EBITDA" for any period means the Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income, (i) income tax expense or Partnership Tax Amount, (ii) Consolidated Interest Expense; provided that the distributions or dividends referred to in clause (viii) of the definition of Consolidated Interest Expense shall be included only to the extent, if any, that such distributions or dividends are deducted in calculating Consolidated Net Income, (iii) depreciation expense,
(iv) amortization expense and (v) all other non-cash charges (excluding all such charges to the extent they represent future cash disbursements or cash receipts reasonably expected to materialize prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute

EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its equityholders.

                 "Eligible Partner" means Mr. Pete Schenkel as a holder of direct or indirect partnership interests in the Company or any taxable successor(s) to all or part of his direct or indirect partnership interests in the Company.

                 "Equity Interest" in any partnership, limited liability company or corporation means any general, limited, preferred or other interest or evidence of equity participation in such partnership, any interest in such limited liability company and any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such corporation, including any Preferred Equity Interests, but excluding any debt securities convertible into such equity.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated September 4, 1997, by and among the Initial Purchaser and the Issuers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

                 "Exchange Securities" means the 9 7/8% Senior Subordinated Series A Notes due 2007 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Issuers pursuant to the Exchange and Registration Rights Agreement.

                 "Existing Agreement" means any written agreement to which either of the Issuers was a party on the Issue Date as in effect on the Issue Date.

                 "Flav-O-Rich Facility" means the dairy plant located in Canton, Mississippi which on the Issue Date was subject to a lease by the Company from Flav-O-Rich, Inc., a Kentucky cooperative association.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                 "General Partner" means the Partner of the Company that has the power to direct the management and set the policies of the Company.

                 "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the Global Securities Legend thereof.

                 "Governing Board" of the Company means (i) the Representative Committee of the members or other controlling authority of the General Partner, as long as the Company remains a limited partnership, (ii) the board of directors of the Company, if the Company has reorganized as, or otherwise changed form into, a corporation or (iii) the manager or managing members or any controlling committee of members, if the Company has reorganized as a limited liability company.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep- well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interest of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Restricted Subsidiary.

                 "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                 (i) the principal of and premium or discount (if any) in respect of indebtedness of such Person for borrowed money;

                 (ii) the principal of and premium or discount (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                 (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto)(other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (iii) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon);

                 (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables, accrued expenses Incurred in the ordinary course of business and contingent obligations to pay purchase price or earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                 (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

                 (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of Disqualified Interests or, with respect to any Restricted Subsidiary, any Preferred Equity Interests to the extent such obligation arises on or before 91 days following the Stated Maturity of the Securities (but excluding, in each case, any accrued dividends);

                 (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

                 (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

                 (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above as such amount would be reflected on a balance sheet prepared in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Initial Purchaser" means Chase Securities Inc.

                 "Initial Securities" means the 9 7/8% Senior Subordinated Notes due 2007, issued under this Indenture on or about the date hereof.

                 "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                 "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person.

                 "Issue Date" means the date on which the Initial Securities are originally issued.

                 "Issuers" means the Company and SFG Capital and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                 "Limited Partner" means any Partner of the Company that generally has limited liability with respect to the obligations of the Company and does not have the right to control, through its ownership of limited partnership interests, the day-to-day operations of the Company.

                 "Meadow Gold Dairies" means the dairy operations of Borden/Meadow Gold Dairies Holdings, Inc., a Delaware corporation, operated under the Meadow Gold trademarks, as constituted prior to the Transactions, and its predecessors.

                 "Mid-Am" means Mid-America Dairymen, Inc., a Kansas cooperative marketing association, and its successors following any merger or consolidation involving Mid-Am.

                 "Mid-Am Capital 9 1/2% Preferred Interests" means the $30,000,000 stated amount of Series D 9 1/2% preferred limited partner interests in the Company originally issued by the Company to Mid-Am Capital, L.L.C., a Delaware limited liability company, on the Issue Date, as amended (except to the extent that any such amendment thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

                 "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to any person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon termination of any such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

                 "Net Cash Proceeds", with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters', initial purchasers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                 "Note Guarantee" means any Guarantee of the Securities that may from time to time be executed and delivered by a Restricted Subsidiary pursuant to the terms of this Indenture. Each such Note Guarantee shall have subordination provisions equivalent to those contained in this Indenture and shall be substantially in the form of Exhibit D hereto.

                 "Note Guarantor" means any Restricted Subsidiary that has issued a Note Guarantee.

                 "Officer" of either Issuer, as the case may be, means the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Issuer and, in the case of the Company, the General Partner acting on behalf of the Company.

                 "Officers' Certificate" of either Issuer, as the case may be, means a certificate signed by two Officers of such Issuer.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuers or the Trustee.

                 "Partner" means any Person owning an Equity Interest in a partnership.

                 "Partnership Tax Amount" means the amount of money directly or indirectly payable as a distribution with respect to the Eligible Partner's direct or indirect partnership interests in the Company (including such

Eligible Partner's direct or indirect interests in the General Partner) to enable such Eligible Partner to pay Federal, state and local Income Taxes (including quarterly estimated Income Taxes) with respect to the Company's net income or any division or segment thereof allocable to such Eligible Partner. For the purposes of this definition:

                 (a) "Income Taxes" means all Federal, state and local taxes, fees, assessment or charges of any kind, imposed on, or determined with reference to, net income of the Company or any division or segment thereof, or any allocable portion thereof, including, without limitation, any self-employment or similar tax imposed with resect to an Eligible Partner's allocable share of net income or any division or segment thereof, and "Income Tax" means any one of such Income Taxes.

                 (b) The Partnership Tax Amount in any applicable fiscal year shall equal the greater of (1) the product of (i) the sum of (A) the highest marginal Federal tax rate (taking into account deductions or credits for state and local taxes) applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's taxable income directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year, (B) the highest state tax rate (taking into account deductions or credits for local taxes) applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's taxable income directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year and (C) the highest local tax rate applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's taxable income directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year, multiplied by (ii) the Company's taxable income directly or indirectly allocable to such Eligible Partner with respect to such fiscal year or
         (2) the product of (i) the sum of (A) the highest Federal alternative minimum tax rate (taking into account deductions or credits for state and local taxes) applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's alternative minimum taxable income directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year, (B) the highest state tax rate (taking into account deductions or credits for local taxes) applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's taxable income or alternative minimum taxable income, as applicable, directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year and (C) the highest local tax rate applicable to the Eligible Partner (at either individual or corporate rates, as applicable) with respect to the Company's taxable income or alternative minimum taxable income, as applicable, directly or indirectly allocable to such Eligible Partner with respect to such applicable fiscal year, multiplied by (ii) the Company's taxable income or alternative minimum taxable income, as applicable, directly or indirectly allocable to such Eligible Partner with respect to such fiscal year. The Partnership Tax Amount for each applicable fiscal year shall be appropriately adjusted to reflect (i) any tax losses of the Company arising in any prior fiscal year (assuming that any such losses are carried forward and used to offset the Company's taxable income in the applicable fiscal year) and (ii) the Company's payment of any withholding taxes that would give rise to a credit or other tax benefit to the Company (or the Eligible Partner).

                 (c) Payments or distributions in connection with the Partnership Tax Amount related to payments of estimated Federal Income Tax shall be payable in quarterly installments with respect to the applicable fiscal year, in each case no more than five days prior to the Federal estimated tax due dates applicable to the Eligible Partner. Such quarterly installments shall be based upon the Company's then good faith estimate of its taxable income (or alternative minimum taxable income, as applicable) directly or indirectly allocable to the Eligible Partner (as calculated in the manner described in paragraph (b) above), subject to appropriate adjustment to reflect over and under payment of any prior quarterly periods during the applicable fiscal year, and in each quarter shall be no greater than the applicable estimated tax payment to be paid by such Eligible Partner to the applicable Governmental Authority.

                 (d) Payments or distributions in connection with the Partnership Tax Amount related to the filing of extensions of time for filing Income Tax returns for a fiscal year shall be payable in each case no more than five days prior to the applicable date on which such payment of Income Tax is due, shall be based upon the Company's then good faith estimate of its taxable income (or alternative minimum taxable income, as applicable) directly or indirectly allocable to the Eligible Partner for such fiscal year, and shall be no greater than the applicable tax payment to be paid by such Eligible Partner to the applicable Governmental Authority.

                 (e) The aggregate amount of all payments made in connection with the Partnership Tax Amount with respect to the applicable fiscal year shall be based upon the Company's taxable income (or alternative minimum taxable income, as applicable) directly or indirectly allocable to the Eligible Partner with respect to such applicable fiscal year as shown on the Company's filed Federal Income Tax return for such fiscal year, or if such return is not filed when the financial statements referred to in Section 5.01(a) of the Credit Agreement for such fiscal year are delivered, the Company's then good faith estimate of the amount of its taxable income (or alternative minimum taxable income, as applicable), taking into account any separately stated items, for such fiscal year. In the event that the Company files an amended Income Tax return (or upon the Company's filing of its original return for the applicable fiscal year if the Partnership Tax Amount was based upon the Company's good faith estimate of its taxable income or alternative minimum taxable income, as applicable, that is inconsistent with its calculation of its taxable income (or alternative minimum taxable income, as applicable) for any such fiscal year(s)), or in the event that a Governmental Authority determines that information reflected in any of the Company's Income Tax returns for such fiscal year is inaccurate or incomplete, then the Company shall make a proper adjustment (including any penalties, interest or other charges related to the adjustment or correction of information reflected in such returns(s) or the filing of such return(s)) to the amount payable in connection with the Partnership Tax Amount for such fiscal year(s). According to whether such adjustments to the amounts payable in connection with the Partnership Tax Amount for the applicable year are positive or negative with respect to the Eligible Partner, the Company shall, as applicable, either promptly pay to the Eligible Partner as a distribution as needed to fund payment to a Governmental Authority by such Eligible Partner, or shall require the Eligible Partner to promptly pay to it, the amount of any such adjustment (and no further payments in connection with the Partnership Tax Amount shall be paid until the Eligible Partner has repaid any such excess to the Company). Payments or distributions to the Eligible Partner upon the Eligible Partner's filing original Income Tax returns for a fiscal year shall be payable in each case no more than five days prior to the applicable date on which the Income Tax payment is due in connection with such return filing, and shall be no greater than the applicable tax payment to be paid by such Eligible Partner to the applicable Governmental Authority.

                 (f) In the event that the aggregate amount of payments in connection with the Partnership Tax Amount actually distributed in respect of any fiscal year exceeds the amounts determined as indicated in paragraph (e) above for such fiscal year, the Eligible Partner shall promptly repay any such excess to the Company (and no further payments in connection with the Partnership Tax Amount shall be paid until the Eligible Partner has repaid any such excess to the Company).

                 (g) For all periods from and after the inception of the Company as a partnership, the amount of the aggregate payments in connection with the Partnership Tax Amount made with respect to the direct or indirect partnership interests held by an Eligible Partner for each fiscal year shall be appropriately adjusted in the current fiscal year or in future fiscal years, regardless of whether such Eligible Partner has held, or now or in the future holds, a direct or indirect partnership interest in the Company (to allow additional payments in connection with the Partnership Tax Amount for the benefit of such Eligible Partner in the case of tax increases or in the case of tax decreases by the Eligible Partner paying any tax decrease to the Company) to reflect any adjustments in Income Tax liabilities as a result of adjustments made for any reason to items of income, gain, loss, deduction or credit of the Company, or adjustments made in the Eligible Partner's allocable shares of such items (regardless of whether occurring as a result of the Company's filing of an amended return or as a result of an examination or audit by a Governmental Authority). For the period up to and including Mr. Schenkel's purchase of Mr. Meyer's direct or indirect partnership interests in the Company, "Eligible Partner" shall also include Mr. Allen Meyer as a former holder of a partnership interest in the Company.

                 (h) In the event that, for any reason, all or any portion of the Partnership Tax Amount cannot be distributed to an Eligible Partner, such deficiency in payments in connection with the Partnership Tax Amount shall be distributed to such Eligible Partner in any subsequent fiscal year.

                 "Permitted Holders" means Mid-Am or any of its Subsidiaries, Schenkel and any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of Equity Interests in the Company.

                 "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than SFG Capital); provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $2,000,000 in the aggregate outstanding at any one time; and (vii) Equity Interests, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments.

                 "Permitted Liens" means with respect to the Company and its
Subsidiaries:

                 (a) Liens to secure Indebtedness permitted under the provisions described under clause (b)(i) or (ii) of Section 4.03;

                 (b) pledges or deposits made or other Liens granted by the Company and its Restricted Subsidiaries (1) under workmen's compensation laws, unemployment insurance laws or similar legislation,
         (2) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or a Restricted Subsidiary is a party or (3) to secure public or statutory obligations of the Company or a Restricted Subsidiary or deposits of cash or United States government bonds to secure surety or appeal bonds to which the Company or a Restricted Subsidiary is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                 (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', employees' and other like Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments, awards, decrees or orders of any court or other Governmental Authority against the Company or a Restricted Subsidiary with respect to which the Company or a Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review;

                 (d) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                 (e) Liens in favor of issuers of surety, performance, judgment, appeal and other like bonds or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business;

                 (f) minor survey exceptions, minor encumbrances, easements, or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning provisions, carveouts, conditional waivers or other restrictions as to the use of real properties or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances Incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of the Company and its Restricted Subsidiaries;

                 (g) Liens existing or provided for under written arrangements existing on the Issue Date;

                 (h) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary;

                 (i) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                 (j) Liens to secure any refinancing, refunding, replacement, renewal, repayment or extension (or successive refinancings, refundings, replacements, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (g), (i), (l), (m) or (n) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (g), (i), (l), (m) and (n) at the time original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, replacement, renewal, repayment or extension;

                 (k)(i) Liens or restrictions that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                 (l) Liens on property, assets or Equity Interests of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, such Liens are not created, Incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming a Subsidiary of the Company; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                 (m) Liens on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and

                 (n) any Lien on Equity Interests or other securities of an Unrestricted Subsidiary that secures Indebtedness of such Unrestricted Subsidiary.

                 "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Equity Interests", as applied to the Equity Interests of any partnership, limited liability company or corporation, means Equity Interests of any class or classes (however designated) which are preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such partnership, limited liability company or corporation, over Equity Interests of any other class of such partnership, limited liability company or corporation.

                 "principal" of a Security means the principal of the Security plus the premium (if any) payable on the Security which is due or overdue or is to become due at the relevant time.

                 "Public Equity Offering" means an underwritten primary public offering of Equity Interests of the Company pursuant to an effective registration statement under the Securities Act.

                 "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Equity Interests of the Company have been distributed by means of an effective registration statement under the Securities Act.

                 "Purchase Agreement" means the agreement for the purchase of $150,000,000 aggregate principal amount of senior subordinated Securities among the Issuers and the Initial Purchaser dated August 27, 1997.

                 "Purchase Money Mortgages" means Indebtedness consisting of the deferred purchase price of an asset or assets including any conditional sale obligation, any obligation under any title retention agreement or other purchase money obligation; provided that (i) such Indebtedness is Incurred within 180 days of the acquisition of such asset or assets by the Company or its Restricted Subsidiaries, (ii) the Average Life of such Indebtedness is less than the anticipated useful life of such asset or assets and (iii) such Indebtedness is secured by a first priority Lien on such asset or assets.

                 "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

                 "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances", and "refinanced" shall have a correlative meaning), in whole or in part, any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company or SFG Capital that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that, with respect to any Refinancing Indebtedness (other than Bank Indebtedness), (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or 91 days following the Stated Maturity of the Securities, if shorter, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary (other than SFG Capital) that refinances Indebtedness of the Company or SFG Capital.

                 "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                 "Related Business" means any business which is the same as or related, ancillary or complementary to the businesses of the Company on the Issue Date.

                 "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                 "Restricted Payment" with respect to any Person means (i) the distribution of any sort in respect of its Equity Interests, including any payment in connection with any merger or consolidation involving such Person (other than dividends or distributions payable solely in its

Equity Interests (other than Disqualified Interests) or in options, warrants or other rights to purchase its Equity Interests, as the case may be, or dividends or distributions payable solely to such Person and its wholly owned Subsidiaries), (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interest of such Person or any direct or indirect parent of such Person, (iii) the purchase, repurchase, redemption or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation of such Person (other than the purchase, repurchase, or other acquisition of a Subordinated Obligation acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year of the date of the acquisition of such Subordinated Obligation) or (iv) the making of any Investment (other than a Permitted Investment) in any Unrestricted Subsidiary or in any Affiliate of such Person other than a wholly owned Subsidiary of such Person or a Person which will become a wholly owned Subsidiary of such Person as a result of such Investment.

                 "Restricted Securities Legend" means the legend of the same name set forth in Exhibit A hereto.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                 "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person, and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                 "Schenkel" means Pete Schenkel and any entity in which Schenkel and members of his family (consisting of persons described in Section 318(a)(1) of the Code) own more than a 50% interest.

                 "SEC" means the Securities and Exchange Commission.

                 "Secured Indebtedness" means any Indebtedness of either of the Issuers secured by a Lien.

                 "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

                 "Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the Guarantees thereof, and the Security Agreements, the Mortgages and the Pledge Agreements (each as defined in the Credit Agreement).

                 "Senior Indebtedness" of the Company or SFG Capital means all principal of, premium (if any), accrued and unpaid interest (if any)(including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or SFG Capital whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and other amounts owing with respect to all Indebtedness of the Company or SFG Capital, and including all Bank Indebtedness, and all Refinancing Indebtedness with respect thereto, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary of the Company, (ii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iii) any Indebtedness or obligation of the Company or SFG Capital which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or SFG Capital, as the case may be, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (iv) any obligations with respect to any Equity Interest, (v) any Indebtedness Incurred in violation of this

Indenture or (vi) any liability for federal, foreign, state, local or other taxes owed or owing by the Company or SFG Capital.

                 "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company or SFG Capital that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company or SFG Capital, as the case may be, which is not Senior Indebtedness.

                 "Series E 10% Preferred Interests" means the Series E 10% Payment-in-Kind Preferred Limited Partner Interests of the Company.

                 "SFG Capital" means SFG Capital Corporation, a Delaware corporation.

                 "Significant Subsidiary" means any Subsidiary of the Company, other than SFG Capital, that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer thereof unless such contingency has occurred).

                 "Subordinated Obligation" means any Indebtedness of the Company or SFG Capital (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                 "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

(i) such Person or (ii) one or more Subsidiaries of such Person or both; provided, however, that the Company shall not be deemed to be a Subsidiary of Mid-Am.

                 "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organized (as defined in Rule 436 under the Securities Act),
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc. and (vi) investments in mutual funds and bank collective investments or trust funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

                 "Term Loans" means the Tranche A Term Loans and the Tranche B Term Loans outstanding under the Credit Agreement.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, or such other date as may be established by the TIA.

                 "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                 "Transactions" means the series of related transactions occurring substantially simultaneously with the original offering of the Initial Securities for resale by the Initial Purchaser as more fully described and defined in the offering memorandum dated August 27, 1997 prepared by the Issuers in conjunction with such offering.

                 "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

                 "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters with responsibility for the administration of this Indenture, and, in the case of any certification required to be signed by a Trust Officer, such officer who is authorized by the Trustee from time to time to execute such certificates.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the

Governing Board in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Governing Board may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than SFG Capital, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interest in, or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.04. The Governing Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Governing Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the authorization of the Governing Board giving effect to such designation and an Officers' Certificate of the Company certifying that such designation complied with the foregoing provisions.

                 "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

                 "Voting Equity Interests" of a partnership, limited liability company or corporation means all classes of Equity Interests of such partnership, limited liability company or corporation then outstanding and that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such partnership, limited liability company or corporation.

                 "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Equity Interests of which (other than directors' qualifying Equity Interests) are owned by the Company or another Wholly Owned Subsidiary.

                 SECTION 1.02.  Other Definitions.

                                                                     Defined in
                               Term                                    Section
                               ----                                  ----------
"Affiliate Transaction" . . . . . . . . . . . . . . . . . . . . .       4.07
"Agent Members" . . . . . . . . . . . . . . . . . . . . . . . . .       2.13(a)
"Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . .       6.01
"Blockage Notice" . . . . . . . . . . . . . . . . . . . . . . . .      10.03
"covenant defeasance option"  . . . . . . . . . . . . . . . . . .       8.01(b)
"cross acceleration provision"  . . . . . . . . . . . . . . . . .       6.01
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.01
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . .       6.01
"IAIs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.01(b)
"IAI Global Note" . . . . . . . . . . . . . . . . . . . . . . . .       2.01(b)
"judgment default provision"  . . . . . . . . . . . . . . . . . .       6.01
"legal defeasance option" . . . . . . . . . . . . . . . . . . . .       8.01(b)
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . .      11.08
"Offer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.06
"Offer Amount"  . . . . . . . . . . . . . . . . . . . . . . . . .       4.06
"Offer Period"  . . . . . . . . . . . . . . . . . . . . . . . . .       4.06
"Offshore Securities Exchange Date"                                     2.01(c)
"Permanent Offshore Physical
   Securities"  . . . . . . . . . . . . . . . . . . . . . . . . .       2.01(c)
"pay the Securities"  . . . . . . . . . . . . . . . . . . . . . .      10.03
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . .       2.03
"Payment Blockage Period" . . . . . . . . . . . . . . . . . . . .      10.03
"Physical Securities" . . . . . . . . . . . . . . . . . . . . . .       2.01(e)
"Purchase Date" . . . . . . . . . . . . . . . . . . . . . . . . .       4.06
"QIBs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.01(b)
"Rule 144A" . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.01(b)
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.03
"Successor Company" . . . . . . . . . . . . . . . . . . . . . . .       5.01
"Temporary Offshore Physical
   Securities"  . . . . . . . . . . . . . . . . . . . . . . . . .       2.01(c)
"U.S. Global Security"  . . . . . . . . . . . . . . . . . . . . .       2.01(b)
"U.S. Physical Securities"  . . . . . . . . . . . . . . . . . . .       2.01(b)

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means each of the Issuers and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "or" is not exclusive;

                 (4) "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                 (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer thereof dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                 (8) the principal amount of any Preferred Equity Interest shall be (i) the maximum liquidation value of such Preferred Equity Interest or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Equity interest, whichever is greater.


                                  ARTICLE 2

                                The Securities

                 SECTION 2.01. Form and Dating. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2.
The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or the Note Guarantors (if any) are subject (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                 (b) The Initial Securities are being jointly offered and sold by the Issuers pursuant to the Purchase Agreement. Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") in accordance with Rule 144A as provided in the Purchase Agreement, shall be issued on the Issue Date initially in the form of a permanent Global Security substantially in the form set forth in Exhibit A (the "QIB Global Security"). On the Issue Date, a similar Global security (the "IAI Global Security", and with the QIB Global Security each a "U.S. Global Security") will also be issued to accommodate transfers of Securities from QIBs to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs"). On the Issue Date, each U.S. Global Security will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Transfers of Initial Securities from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Securities, as more fully provided in Section 2.13.

                 (c) Initial Securities offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities will be registered in the name of, and held by, a temporary certificate holder designated by the Initial Purchaser until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). The Issuers shall promptly notify the Trustee in writing of the occurrence of the Offshore Securities Exchange Date and, at any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Issuers of a certificate substantially in the form set forth in Exhibit E, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities") in exchange for the Temporary Offshore Physical Securities of like tenor and amount.

                 (d) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

                 (e) The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are at times collectively herein referred to as the "Physical Securities".

                 SECTION 2.02. Execution and Authentication. One or more Officers of each of the Issuers shall sign the Securities for such Issuer by manual or facsimile signature.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate and make available for delivery
(1) Initial Securities for original issue in an aggregate principal amount of $150,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Issuers signed by two Officers of the Company and two Officers of SFG Capital. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000 except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 SECTION 2.03. Registrar and Paying Agent. The Issuers shall jointly maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co- registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. Either of the Issuers or any domestically organized Wholly Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

                 The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

                 The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                 SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent (or if either of the Issuers or a permitted Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If either of the Issuers or a permitted Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 Any money deposited with any Paying Agent, or then held by either of the Issuers or a permitted Wholly Owned Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuers at their request, or, if then held by either of the Issuers or a permitted Wholly Owned Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Issuers for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of either of the Issuers or such permitted Wholly Owned Subsidiary as trustee thereof, shall thereupon cease.

                 SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                 Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and accrued and unpaid interest (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 Any Holder of a U.S. Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

                 All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuers or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(ii) makes such request to the Issuers or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

                 Every replacement Security is an additional joint obligation of the Issuers.

                 The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                 SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be disregarded.

                 SECTION 2.09. Temporary Securities. Until Definitive Securities and Global Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder.

                 SECTION 2.10. Cancelation. The Issuers at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Issuers pursuant to written direction by an Officer of the Company and an Officer of SFG Capital. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                 SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                 The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

                 SECTION 2.12. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                 SECTION 2.13.  Book-Entry Provisions for U.S. Global Security.

                 (a) Each U.S. Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as the initial Securities Custodian for such Depositary.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such U.S. Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                 (b) Transfers of a U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section
2.14. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in a U.S. Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Security if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such U.S. Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (ii) the Issuers execute and deliver to the Trustee and Security Registrar an Officers' Certificate of each of the Issuers stating that such U.S. Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

                 (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (d) In connection with the transfer of an entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

                 (e) Any U.S. Physical Security delivered in exchange for an interest in a U.S. Global Security pursuant to subsection (c) or subsection
(d) of this Section shall, except as otherwise provided by paragraph (f) of
Section 2.14, bear the Restricted Securities Legend.

                 (f) The registered holder of a U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                 SECTION 2.14.  Special Transfer Provisions.

                 Unless and until an Initial Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                 (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any IAI which is not a QIB (excluding Non-U.S. Persons) that is consistent with the Restricted Securities Legend:

                 (i) The Registrar shall register the transfer of such Initial Security if (x) the requested transfer is after the date that is two years after the later of the Issue Date and the last date on which either of the Issuers or any of their Affiliates was the owner of such Initial Security (such later date, the "Resale Restriction Termination Date") or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

                 (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities or an interest in the QIB Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred or (y) the amount of the beneficial interest in the QIB Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Security).

                 (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (iv) If the Initial Security to be transferred consists of U.S. Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

                 (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.

                 (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or (y) the amount of the beneficial interest in the IAI Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the IAI Global Security).

                 (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (iv) If the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.13, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

                 (c) Transfers by Non-U.S. Persons Prior to October 14, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person prior to October 14, 1997.

                 (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit G hereto or
         (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto. Unless clause (ii) below is applicable, the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                 (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Securities so transferred.

                 (d) Transfers by Non-U.S. Persons on or After October 14, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after October 14, 1997:

                 (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary

         Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                 (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or of the Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

                 (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

                 (i) Prior to October 14, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Securities.

                 (ii) On and after October 14, 1997, the Registrar shall register any proposed transfer to any Non- U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security, (x) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                 (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                 (f) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) such transfer, exchange or replacement of such Securities occurs after the Resale Restriction Termination Date or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (g) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section
2.14. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                 Interest payable on the Securities shall be computed on the basis of a 360-day year comprised of 30-day months.


                                   ARTICLE 3

                                   Redemption

                 SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                 The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from each of the Issuers and an Opinion of Counsel to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                 SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of Securities that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to

Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1) the redemption date;

                 (2) the redemption price;

                 (3) the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                 (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                 (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                 (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                 At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at the

Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest (if any) to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Issuers shall deposit with the Paying Agent (or, if either or both of the Issuers or a permitted Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest (if any) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancelation.

                 SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                 SECTION 3.07. Optional Redemption. (a) Except as set forth in the next paragraph, the Securities may not be redeemed prior to September 1, 2002. On and after such date, the Issuers may redeem the Securities in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest (if any) to the

Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing on or after September 1 of the years set forth below:



Period
Price                            Redemption
------                           ----------
2002                              104.938%
2003                              103.292%
2004                              101.646%
2005 and thereafter               100.000%


                 (b) Notwithstanding the foregoing, at any time and from time to time prior to September 1, 2000, the Issuers may redeem in the aggregate up to one-third of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 109.875% plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Redemption
Date); provided, however, that at least two-thirds of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

                 SECTION 3.08. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.


                                   ARTICLE 4

                                   Covenants

                 SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Issuers or a Wholly Owned Subsidiary) holds by 11:00 a.m., New York City time, in accordance with this Indenture money in available funds sufficient to pay all principal and interest then due and the Trustee or the

Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                 The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                 SECTION 4.02. SEC Reports. Prior to the filing of the registration statement pursuant to the Exchange and Registration Rights Agreement, the Issuers shall provide within a reasonable time (not to exceed 45 days following the end of the first three fiscal quarters of any fiscal year and 90 days following the end of such year) to the Trustee, Securityholders and prospective Securityholders (upon request) quarterly and annual financial statements prepared in accordance with GAAP (provided that, in the case of such quarterly financial statements, such financial statements may be prepared in substantial compliance with Part I of Form 10-Q), together with management's discussion and analysis of financial condition and results of operations and, in the case of annual financial statements, a description of any changes in, or disagreements with, accountants on accounting and financial disclosure, a brief description of the Company's business, a discussion of any material legal proceedings in which the Issuers are involved (other than routine legal proceedings incidental to the conduct of business) and a discussion of the compensation paid to, and any material arrangements with, executive officers. Following the filing of such registration statement, notwithstanding that the Issuers may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall file with the SEC, and provide the Trustee and Securityholders within 15 days after they file them with the SEC, copies of the Company's annual report and the information, documents and other reports that are specified in Section 13 or 15(d) of the Exchange Act (commencing with the quarterly report on Form 10-Q for the quarter ended March 31, 1998). In addition, following a Public Equity Offering, the Issuers shall furnish to the Trustee, the Securityholders and any Prospective Securityholder (upon request), promptly upon their becoming available, copies of the annual report to partners or equityholders and any other information provided by the Company to its equityholders generally. The Issuers also shall comply with the other provisions of TIA Section 314(a).

                 SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to September 1, 1999, and 2.25:1.00 if such Indebtedness is Incurred thereafter. Notwithstanding the foregoing, the Company shall not permit SFG Capital or any other future Restricted Subsidiary to issue, to any party other than the Company or any Wholly Owned Subsidiary, any Preferred Equity Interest.

                 (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                 (i) Indebtedness under the Credit Agreement (as the same may be amended from time to time without increasing the committed amount outstanding, except as otherwise permitted by this Section) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed $190,000,000 less the aggregate amount of all prepayments of principal applied to reduce the then outstanding Indebtedness under the Term Loans actually made since the Issue Date;

                 (ii) Indebtedness in an aggregate principal amount at any time outstanding not in excess of $60,000,000 in respect of revolving credit, working capital and letter of credit facilities;

                 (iii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interest or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                 (iv)(A) Indebtedness represented by the Securities and (B) any Indebtedness (other than the Indebtedness described in clauses (i) through (iii) above) outstanding on the Issue Date;

                 (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in connection with, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause
         (v);

                 (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to customers in the ordinary course of business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under milk market orders and (C) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                 (vii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
         Section 4.03(b)) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $30,000,000; provided, however, that the Indebtedness permitted by this clause (vii) shall only be Indebtedness of the Company and shall not be Indebtedness of any Subsidiary of the Company (other than SFG Capital acting as co-issuer or co-obligor of Indebtedness of the Company);

                 (viii) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i), (ii) or
         (iii) above;

                 (ix) Purchase Money Mortgages and Capitalized Lease Obligations in an aggregate principal amount not in excess of $10,000,000 at any time outstanding;

                 (x) Acquisition Indebtedness not in excess of $15,000,000 at any time outstanding;

                 (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary (other than Guarantees of Indebtedness or any other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (xi), when taken together with all Indebtedness Incurred pursuant to this clause (xi) and then outstanding, shall not exceed $5,000,000; or

                 (xii) Any Refinancing Indebtedness incurred in respect of any Indebtedness incurred pursuant to paragraph (a) or this paragraph (b), other than clauses (iii), (iv)(A), (vi) and (viii) hereof.

                 (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated

Obligations. The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in ranking in any respect of any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                 (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (ii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

                 SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                 (i) a Default shall have occurred and be continuing (or would result therefrom);

                 (ii) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                 (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Governing Board, whose determination shall be conclusive and evidenced by a resolution of the Governing Board) declared or made subsequent to the Issue Date would exceed the sum of:

                          (A) 50% of the Consolidated Net Income accrued during
                 the periods (such periods to be treated as one accounting period) (x) from the Issue Date to the end of the most recent fiscal quarter for which financial statements are available at the time of such Restricted Payment and (y) with respect to Consolidated Net Income attributable to SFG and not attributable to Meadow Gold Dairies, from July 1, 1997 to the Issue Date (or, in case such Consolidated Net Income for such periods shall be a deficit, minus 100% of such deficit);

                          (B) the aggregate Net Cash Proceeds received by the
                 Company from the issue or sale of its Equity Interests (other than Disqualified Interests) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or, except as provided for in clause (D), an employee participation plan or other trust established by the Company or any of its Subsidiaries);

                          (C) the amount by which Indebtedness of the Company
                 or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Issue Date and convertible or exchangeable for Equity Interests (other than Disqualified Interests) of the Company (less the amount of any cash or other property distributed by the Company or any Subsidiary of the Company upon such conversion or exchange); and

                          (D) the aggregate Net Cash Proceeds received by the
                 Company from the issue or sale of its Equity Interests (other than Disqualified Interests) to an employee participation plan or similar trust subsequent to the Issue Date;

                 provided, however, that if such plan or trust Incurs any Indebtedness to, or Guaranteed by, the Company or any of its Restricted Subsidiaries to finance the acquisition of such Equity Interests, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred to or Guaranteed by the Company or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Equity Interests.

                 (b)  The provisions of Section 4.04(a) shall not prohibit:

                 (i) any purchase or redemption of Equity Interests of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Interests and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee participation plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from clause (iii)(B) of Section 4.04(a);

                 (ii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                 (iii) distributions to the holders of Equity Interests paid within 60 days after the date of declaration thereof if at such date of declaration such distribution would have complied with Section
         4.04(a); provided, however, that such distributions shall be included in the calculation of the amount of Restricted Payments;

                 (iv) as long as the Company remains a limited partnership, payments to the General Partner in the amount equal to the sum of the following: (A) franchise taxes and other fees required by the General Partner to maintain its existence as a limited liability company or corporation, as the case may be, and (B) the operating costs of the General Partner that are attributable to the governance of the Company in an amount up to $100,000 per fiscal year; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

                 (v) as long as the Company remains a limited partnership, periodic payments to an Eligible Partner in an aggregate amount not to exceed the Partnership Tax Amount; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments;

                 (vi)(A) issuances of Series E 10% Preferred Interests, (B) scheduled distributions in kind to holders of Preferred Equity Interests, (C) scheduled cash distributions to the holders of up to $15,000,000 in stated amount of the Mid-Am Capital 9 1/2% Preferred Interests; provided that at the time such distributions are made, and after giving pro forma effect to such distributions, the Consolidated Coverage Ratio exceeds 2.25 to 1.00 and (D) scheduled cash distributions to the holders of the remainder of the stated amount of the Mid-Am Capital 9 1/2% Preferred Interests; provided that at the time such distributions are made, and after giving pro forma effect to such distributions and any distributions to be made pursuant to (C) of this clause (vi), the Consolidated Coverage Ratio exceeds 2.40 to 1.00; provided further, that such cash distributions shall be included in the calculation of the amount of Restricted Payments;

                 (vii) the repurchase of Equity Interests in the Company or its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Governing Board under which such individuals purchase or sell or are granted the option to purchase or sell, Equity Interests in the Company or its Subsidiaries; provided, however, that the aggregate amount of such repurchases shall not exceed $1,000,000 in any calendar year; provided further, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

                 (viii) any payment up to $1,200,000 in the aggregate to repurchase the Flav-O-Rich Facility; provided, however, that such payment shall be excluded from the calculation of the amount of Restricted Payments; or

                 (ix) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments.

                 SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                 (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement;

                 (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in connection with, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company) and outstanding on such date;

                 (3) any encumbrance or restriction with respect to such Restricted Subsidiary pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) of this Section or this clause (3) or contained in any amendment to an agreement referred to in clause (1) of this Section or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable in any material respect to the Securityholders than encumbrances and restrictions contained in such agreements;

                 (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                 (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                 (6) encumbrances or restrictions arising or existing by reason of applicable law.

                 SECTION 4.06. Limitation on Sales of Assets and Subsidiary Equity Interests. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the Equity Interests and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Equity Interests) of a

Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 180 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is 180 days from the date of the Asset Disposition to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
(B), to make an Offer to purchase Securities pursuant to and subject to the conditions of Section 4.06(b), (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
(C), to (x) acquire Additional Assets (other than Indebtedness and Equity Interests) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Interests of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (D) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to Section 4.06(b), six months from the date such Offer is consummated and (E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), for any legitimate business purpose; provided, however that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $5,000,000.

                 For purposes of this Section 4.06, the following are deemed to be cash equivalents: (x) the assumption of Indebtedness of the Company (other than Disqualified Interests of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                 (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(C), the Issuers shall be required to purchase Securities tendered pursuant to an offer by the Issuers for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest (if any) to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with clauses (D) and (E) of Section 4.06(a)(iii). The Issuers shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $15,000,000 for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                 (c)(1) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuers either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuers which the Issuers in good faith believe will enable such Holders to make an informed decision (which at a minimum shall include the following documents (or the equivalent of such documents if the Issuers have yet to file the registration statement contemplated by the Exchange and Registration Right Agreement): (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Issuers' business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3).

                 (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers' Certificate of each of the Issuers as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of
Section 4.06(a). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a paying agent (or, if either or both of the Issuers are acting as its or their own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuers shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the applicable purchase price as set forth in the written notice delivered to the Trustee and the Holders in accordance with paragraph c(i) above. In the event that the aggregate purchase price of the Securities delivered by the Issuers to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section.

                 (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or either of the Issuers receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (4) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate of each of the Issuers stating that such Securities are to be accepted by such Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                 (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                 SECTION 4.07.  Limitation on Transactions with Affiliates.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, has not been approved by a majority of the members or directors, as the case may be, of the Governing Board that have no personal stake in such Affiliate Transaction and are not employed by or otherwise associated with such Affiliate; provided that if such Affiliate Transaction involves an amount in excess of $20,000,000, a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm; provided further that in the case of arrangements for the purchase or sale of milk or other dairy products from an Affiliate in the ordinary course of business such arrangements, purchases and sales shall be considered in the aggregate and no fairness opinion shall be required.

                 (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities (including Equity Interests), or other payments, awards or grants in cash, securities (including Equity Interests) or otherwise pursuant to, or the funding of, employment arrangements and participation plans approved by the Governing Board, (iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company not to exceed $2,000,000 in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to directors of the Governing Board or directors of the Company's Subsidiaries who, in either case, are not employees of the Company or its Subsidiaries, (v) any transaction effected pursuant to an Existing Agreement between the Company and any Affiliate, (vi) any Permitted Investment, (vii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries or any transaction contemplated by the Transactions, (viii) indemnification agreements with, and the payment of fees and indemnities to, directors, officers, and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business and (ix) any employment, non-competition or confidentiality agreements entered into by the Company or any Restricted Subsidiary with its employees in the ordinary course of business.

                 SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Issuers repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

                 (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase);

                 (2) the circumstances and relevant facts and financial information regarding such Change of Control;

                 (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (4) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                 (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or either of the Issuers receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                 (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered to the Trustee for cancelation, and the Issuers shall pay the purchase price plus accrued and unpaid interest (if any) to the Holders entitled thereto.

                 (e) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                 SECTION 4.09. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate of each of the Issuers stating that in the course of the performance by the signers of their duties as Officers of the Company or SFG Capital, as the case may be, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers have taken, are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

                 SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                 SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien on any of its property or assets (including Equity Interests), whether owned on the original Issue Date or thereafter acquired, securing any Indebtedness other than Senior Indebtedness of the Company or a Restricted Subsidiary unless contemporaneously therewith (or prior thereto) effective provision is made to secure the Securities or the Note Guarantee, as the case may be, equally and ratably with (or on a senior basis to, in the case of Indebtedness expressly subordinated in right of payment to the Securities or the Note Guarantee, as the case may be) such obligation for so long as such obligation is so secured. The preceding sentence shall not require the Company or any Subsidiary of the Company to equally and ratably secure the Securities if such Lien consists of Permitted Liens.

                 SECTION 4.12. Future Note Guarantors. The Company shall cause each Restricted Subsidiary (other than SFG Capital) that Incurs Indebtedness in excess of $100,000 to execute and deliver to the Trustee a Note Guarantee pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities. Each Note Guarantee shall be limited to an amount which the Company reasonably believes will not exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                 SECTION 4.13. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

                 SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11, (b) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Governing Board) of such property and (c) the transfer of such property is permitted by and the Company applies the proceeds of such transaction in compliance with, Section 4.06.

                 SECTION 4.15. Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest in a Restricted Subsidiary and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any of its Equity Interests except to the Company or a Wholly Owned Subsidiary unless the proceeds of any sale of such Equity Interests will be treated as Net Available Cash from an Asset Disposition and are applied in accordance with Section 4.06.

                 SECTION 4.16. Limitation on the Business Activities of SFG Capital. SFG Capital shall not engage in any trade or business, and shall conduct no business activity, other than the Incurrence of Indebtedness permitted under Section 4.03 and the issuance of Equity Interests to the Company and activities incidental thereto. Furthermore, SFG Capital shall not create, capitalize or otherwise own or acquire any Subsidiary.


                                   ARTICLE 5

                              Successor to Issuers

                 SECTION 5.01. When Issuers May Merge or Transfer Assets. Neither the Company nor SFG Capital shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided, however, that the Company may consolidate with or merge with or into, or convey transfer or lease all or substantially all its assets to any Person if the following conditions are met:

                 (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                 (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                 (v) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                 The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

                 Notwithstanding the foregoing clauses (ii), (iii) and (iv),
(a) any Restricted Subsidiary, other than SFG Capital, may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate of the Company incorporated or organized for the purpose of (x) incorporating or organizing the Company in another jurisdiction to realize tax or other benefits or (y) changing organizational form from a limited partnership to a corporation or limited liability company.

                                   ARTICLE 6

                             Defaults and Remedies

                 SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                 (1) the Issuers default in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                 (2) the Issuers (i) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10, or (ii) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                 (3) the Issuers fail to comply with Section 5.01;

                 (4) the Issuers fail to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

                 (5) the Issuers fail to comply with any of their agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                 (6) Indebtedness of the Issuers or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                 (7) Either of the Issuers or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A) commences a voluntary case;

                          (B) consents to the entry of an order for relief
                 against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it
                 or for any substantial part of its property;

                          (D) makes a general assignment for the benefit of its
                 creditors;


         or takes any comparable action under any foreign laws relating to insolvency;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against either of the Issuers or
                 any Significant Subsidiary in an involuntary case;

                          (B) appoints a Custodian of either of the Issuers or
                 any Significant Subsidiary or for any substantial part of its property; or

                          (C) orders the winding up or liquidation of either of
                 the Issuers or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                 (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent (to the extent not covered by insurance) at the time is entered against either of the Issuers or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) such judgment or decree remains outstanding for a period of 60 days after such judgment becomes final and non-appealable; or

                 (10) any Note Guarantee shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or person acting by or on behalf of such Note Guarantor shall deny or disaffirm its obligations under this Indenture or any Note Guarantee and such Default continues for 30 days after the notice specified below.

                 The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers of the Default, and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                 The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of each of the Issuers of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers have taken, are taking or propose to take with respect thereto.

                 SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers, may declare the principal of and accrued and unpaid interest (if any) on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to either of the Issuers occurs, the principal of and accrued and unpaid interest (if any) on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the

Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, any Subsidiary of the Company or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.07;

                 SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

                 THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

                 FOURTH:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuers a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                 SECTION 6.12. Waiver of Stay or Extension Laws. Neither of the Issuers nor any Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Issuers and each Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    Trustee

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)  Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:
(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of either or both of the Issuers or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) None of the Trustee or its officers, directors, employees, affiliates or agents shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding and payment to the Trustee of the costs, expenses and liabilities likely to be incurred in such investigation is, in the opinion of the Trustee, reasonably assured to it, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of either of the Issuers, personally or by agent or attorney.

                 (g) Subject to its duties as Trustee and pursuant to the TIA and this Indenture, neither the Trustee nor any of its directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Issuers or any other third Person, including, without limitation, in connection with actions taken pursuant to this Indenture.

                 (h) Subject to its duties as Trustee and pursuant to the TIA and this Indenture, the Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Trust Officer of the Trustee obtains actual knowledge of such failure or unless written notice of any event which is an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.05.  Notice of Defaults.   If a Default occurs and
is continuing and if it is known to a Trust

Officer, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                 SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with, and to the extent such report is required by, Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services, including services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers and the Note Guarantors (if any), jointly and severally, shall indemnify the Trustee, its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuers shall not relieve the Issuers or any Note Guarantor of their indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel, and the Issuers shall pay the fees and expenses of such counsel; provided that the Issuers shall not be required to pay such fees and expenses if they assume such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuers and such parties in connection with such defense. The Issuers shall not be required to pay the costs and expenses of any settlement made without their consent (which consent shall not be unreasonably withheld). The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                 To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                 The Issuers' and the Note Guarantors' (if any) payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to either of the Issuers, the expenses and compensation for services are intended to constitute expenses of administration under the Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or association without any further act shall be the successor Trustee; provided that such corporation or banking association shall otherwise be eligible and qualified under this
Article 7.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The
Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance

                 SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate of each of the Issuers and an Opinion of Counsel and at the cost and expense of the Issuers.

                 (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
5.01(iii) and 5.01(iv) and the operation of Section 6.01(3) (with respect to Section 5.01(iii) and 5.01(iv) only), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

                 If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in
Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Issuers to comply with (iii) and (iv) of Section 5.01.

                 Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                 (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                 SECTION 8.02. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                 (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                 (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

                 (4) the deposit does not constitute a default under any other agreement binding on the Issuers and is not prohibited by Article 10;

                 (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (8) the Issuers deliver to the Trustee an Officers' Certificate of each of the Issuers and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                 Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                 SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

                 SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

                 SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   Amendments

                 SECTION 9.01. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2) to comply with Article 5;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                 (5) to add Guarantees with respect to the Securities or to secure the Securities;

                 (6) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                 (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                 (8) to make any change that does not adversely affect the rights of any Securityholder; or

                 (9) to provide for the issuance of the Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.02. With Consent of Holders. The Issuers, the Note Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the

Securities. However, without the consent of each Securityholder affected, an amendment may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

                 (3) reduce the principal of or extend the Stated Maturity of any Security;

                 (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;

                 (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                 (8) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Note Guarantor for the due and punctual payment of the principal of or any liquidated damages or interest on Securities.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.04.  Revocation and Effect of Consents
and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by either of the Issuers or the Trustee.

                 The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                 SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Trustee or the Issuers so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate of each of the Issuers and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that such amendment is the legal, valid and binding obligation of the Issuers and the Note Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                 SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of either of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 Subordination

                 SECTION 10.01. Agreement To Subordinate. The Issuers agree, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of either of the Issuers and only Indebtedness of either of the Issuers that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

                 SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of either of the Issuers to creditors upon a total or partial liquidation or a total or partial dissolution of either of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either of the Issuer or such Issuer's property:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

                 (2) until the Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

                 SECTION 10.03. Default on Senior Indebtedness. The Issuers may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Issuers may pay the Securities without regard to the foregoing if either of the Issuers and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers may not pay the Securities for a period (a "Payment Blockage Period") commencing upon





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                                                                             100

the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuers may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Issuers may not pay the Securities until five Business Days after such holders or the Representative of the Designated

Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

                 SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                 SECTION 10.06. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuers and Securityholders, a payment by the Issuers on Senior Indebtedness.

                 SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Issuers and Securityholders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                 (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                 SECTION 10.08. Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuers or by their failure to comply with this Indenture.

                 SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of such Senior Indebtedness or a Representative thereof.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                 SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any); provided that the Trustee has been given the name and address of such Representative.

                 SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

                 SECTION 10.12.  Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this
Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of either of the Issuers or any other creditor of either of the Issuers.

                 SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of either of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                 SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                 SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders, the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                 SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                 SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.


                                   ARTICLE 11

                                 Miscellaneous


                 SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person, by overnight delivery service or mailed by first-class mail addressed as follows:

                 if to the Issuers:

                          Southern Foods Group, L.P.
                          SFG Capital Corporation
                          Attention of: Chief Financial officer
                          3114 South Haskell
                          Dallas, Texas 75223

                 if to the Trustee:

                          Texas Commerce Bank National Association
                          Attention of: Corporate Trust Department
                          2200 Ross Avenue, Fifth Floor
                          Dallas, Texas 75201

                 The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

                 (1) an Officers' Certificate of each of the Issuers in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                 SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers or by any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, either of the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                 SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 SECTION 11.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 SECTION 11.10. No Recourse Against Others. No director, officer, partner (including any general partner), employee, incorporator or equityholder of either of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

                 SECTION 11.11. Successors. All agreements of each of the Issuers and each Note Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 SECTION 11.14. Separability. In case any provision in this Indenture or in the Securities shall be invalid illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.


                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                             SOUTHERN FOODS GROUP, L.P.,

                                               by SFG Management Limited
                                                  Liability Company,
                                                  its general partner,

                                                  by /s/ PETE SCHENKEL
                                                     -------------------------
                                                     Name:  Pete Schenkel
                                                     Title: President and Chief
                                                            Executive Officer


                                             SFG CAPITAL CORPORATION,



                                                     by /s/ PETE SCHENKEL
                                                     -------------------------
                                                     Name:  Pete Schenkel
                                                     Title: President and Chief
                                                            Executive Officer



                                             TEXAS COMMERCE BANK NATIONAL
                                             ASSOCIATION, as Trustee,



                                                  by  /s/ ILLEGIBLE
                                                     -------------------------
                                                     Name:
                                                     Title:

STATE OF NEW YORK                 )
                                  ) SS
COUNTY OF NEW YORK                )


                 On September 4, 1997, before me personally came F. T. (Pete) Schenkel, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of SFG Management Limited Liability Company, a Delaware limited liability company, and that he signed his name thereto on behalf of such limited liability company acting in its capacity as general partner of Southern Foods Group, L.P., a Delaware limited partnership.


                                      /s/ APHRODITE XIDAS
                                      ----------------------------
                                      Notary Public in and for the
                                      State of New York


                                      Name: Aphrodite Xidas
                                      My commission expires:

                                      Jan. 29, 1998
                                      ----------------------------

STATE OF NEW YORK                 )
                                  ) SS
COUNTY OF NEW YORK                )


                 On September 4, 1997, before me personally came F. T. (Pete) Schenkel, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of SFG Capital Corporation, a Delaware corporation, and that he signed his name thereto on behalf of such corporation.


                                      /s/ APHRODITE XIDAS
                                      ----------------------------
                                      Notary Public in and for the
                                      State of New York


                                      Name: Aphrodite Xidas
                                      My commission expires:

                                      Jan. 29, 1998
                                      ----------------------------

STATE OF NEW YORK            )
                             ) SS
COUNTY OF NEW YORK           )


                 On September 4, 1997, before me personally came John G. Jones, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of Texas Commerce Bank National Association, a national banking association, and that he signed his name thereto on behalf of such association.



                                      /s/ MARISOL DAVILA
                                      ----------------------------
                                      Notary Public in and for the
                                      State of New York


                                      Name: Marisol Davila
                                      My commission expires:

                                      Sept. 30, 1999
                                      ----------------------------